Exhibit 99.2

Contact:
Mary Coleman	Kelly Sullivan / Jennifer Friedman
Savient Pharmaceuticals, Inc.	Joele Frank, Wilkinson Brimmer Katcher
information@savient.com	ksullivan@joelefrank.com / jfriedman@joelefrank.com
(732) 418-9300	(212) 355-4449

SAVIENT PHARMACEUTICALS APPOINTS DAVID Y. NORTON

INTERIM CHIEF EXECUTIVE OFFICER

Pre-Announces Range of KRYSTEXXA® Net Sales for Fourth Quarter 2011

Conference Call for Investors Scheduled Today at 8:30 A.M. Eastern Time

EAST BRUNSWICK, N.J. – February 1, 2012 – Savient Pharmaceuticals, Inc. (Nasdaq: SVNT) today announced that the Company’s Board of Directors has appointed David Y. Norton, a member of the Savient Board and former Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson, to the role of Interim Chief Executive Officer, effective immediately. Mr. Norton succeeds John H. Johnson who has resigned as Chief Executive Officer, President and a director of Savient to become President, Chief Executive Officer and Chairman-Elect of Dendreon Corporation. The Board will conduct a search process for a permanent Chief Executive Officer.

The Company also announced today that Louis Ferrari has been promoted to the position of Executive Vice President, President North American Commercial Operations. In his new role, Mr. Ferrari will continue to be a critical contributor to the Company’s continued rollout of KRYSTEXXA. He will work directly with Mr. Norton and continue to be responsible for managing the efficiency and productivity of Savient’s commercial operations.

“David is a distinguished executive with 38 years of experience in the pharmaceutical and biotechnology industry,” said Stephen O. Jaeger, Chairman of the Savient Board of Directors. “David’s extensive global commercial experience, including expertise in leading and developing strategic growth agendas, will be invaluable as we continue the commercialization of KRYSTEXXA, the first and only FDA approved therapy for the treatment of refractory chronic gout. As a member of the Savient Board, David has been intimately involved in determining the strategic direction of the Company and strongly believes in the long-term prospects for KRYSTEXXA. One of Savient’s most significant accomplishments over the past year has been building a deep bench of talented and experienced pharmaceutical executives who are dedicated to the continued success of KRYSTEXXA. We are confident that the transition will be seamless. We look forward to leveraging David’s expertise in his new role to increase awareness and understanding of KRYSTEXXA and achieve our goal of bringing relief to patients suffering from refractory chronic gout around the world.”

“I am honored that the Board has selected me to lead Savient during this exciting time for the Company,” said Mr. Norton. “Savient achieved many milestones over the past year including confirming the U.S. refractory chronic gout market size, publishing Phase III data in JAMA and receiving a permanent J-Code. Now, for the first time, we have all of the necessary pieces in place to capitalize on the heightened awareness of refractory chronic gout and KRYSTEXXA in 2012. I look forward to working with our Board of Directors, management team and employees to build on our recent accomplishments and further enhance the reach of this one-of-a-kind treatment.”

“On behalf of the Board of Directors, I would like to thank John for his contributions to Savient and to the commercialization of KRYSTEXXA,” Mr. Jaeger concluded. “We wish him well in his future endeavors.”

KRYSTEXXA Net Sales for Fourth Quarter 2011

Savient also today announced that it expects to report that net sales of KRYSTEXXA grew in the fourth quarter to a range of between $2.8 and $3.0 million for the three months ended December 31, 2011, as compared to $1.9 million for the three months ended September 30, 2011.

The Company will provide its full financial results for the three months and year ended December 31, 2011 on its fourth quarter and year-end 2011 earnings call, scheduled for February 27, 2012.

About David Norton

David Norton joined the Savient Board in September 2011. Mr. Norton previously served as Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson where he was responsible for leading and developing the strategic growth agenda, including the strategy for licensing, acquisitions and divestments, and ensuring alignment with global strategic functions, research and development and the commercial organizations. Prior to that, Mr. Norton served as Johnson & Johnson’s Company Group Chairman, Worldwide Commercial and Operations for the CNS, Internal Medicine and Virology franchise and had held the position of Company Group Chairman for Johnson & Johnson’s pharmaceutical businesses in Europe, the Middle East, and Africa, as well as for North America and Canada. During his thirty-two year career at Johnson & Johnson, Mr. Norton held a wide range of management positions of increasing responsibility in Europe, Australia, New Zealand and the United States. He began his career there as a product manager for Janssen Pharmaceutica in Australia and advanced to international product manager at Janssen’s Belgium headquarters where he later served as managing director of Janssen Australia and New Zealand. Mr. Norton is currently Chairman of the Board of Directors of the American Foundation for Suicide Prevention. He previously served as a member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA) and was a Board member of the Alliance for Aging Research.

Conference Call and Webcast

The Company will host a live conference call and webcast beginning at 8:30 a.m. Eastern Time on February 1, 2012 to discuss this announcement and to answer questions. To participate by telephone, please dial:

Domestic:	(877) 278-8171
International:	(574) 941-7303
Conference ID:	48497482

The live and archived webcast can be accessed on the investor relations section of the Savient website at www.savient.com. Please log on to Savient’s website fifteen minutes prior to the start of the call to ensure adequate time for any downloads that may be necessary.

A telephone replay will be available from 11:15 a.m. Eastern Time on February 1, 2012 through 12:00 a.m. Eastern Time on March 1, 2012 by dialing:

Domestic:	(800) 585-8367
International:	(404) 537-3406
Conference ID:	48497482

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company focused on developing and commercializing KRYSTEXXA® (pegloticase) for the treatment of chronic gout in adult patients refractory to conventional therapy. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA and its uses from Duke University (“Duke”) and Mountain View Pharmaceuticals, Inc. (“MVP”). Duke developed the recombinant uricase enzyme and MVP developed the PEGylation technology used in the manufacture of KRYSTEXXA. MVP and Duke have been granted U.S. and foreign patents disclosing and claiming the licensed technology and, in addition, Savient owns or co-owns U.S. and foreign patents and patent applications, which collectively form a broad portfolio of patents covering the composition, manufacture and methods of use and administration of KRYSTEXXA. Savient also manufactures and supplies Oxandrin® (oxandrolone tablets, USP) CIII in the U.S. For more information, please visit the Company’s website at www.savient.com.

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this press release are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the safety and efficacy of KRYSTEXXA®, status of our KRYSTEXXA marketing efforts and additional plans related thereto, market demand and reimbursement for KRYSTEXXA, our view of the refractory chronic gout (RCG) market size, and our market expansion plans including our MAA filing before the EMA are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our assessment and interpretation of the currently available data and information, current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, our ability to commercialize KRYSTEXXA; the risk that the market for KRYSTEXXA is smaller than we have anticipated; our ability to retain the personnel; our reliance on third parties to manufacture KRYSTEXXA; competition from existing therapies and therapies that are currently under development, including therapies that are significantly less expensive than KRYSTEXXA; our ability to gain market acceptance for KRYSTEXXA among physicians, patients, health care payers and others in the medical community; whether we are able to obtain financing, if needed; economic, political and other risks associated with foreign operations; risks of maintaining protection for our intellectual property; risks of an adverse determination in intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements, which speak only as of the date of publication of this press release. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.

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